UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 11, 2016

FLIKMEDIA, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-54839	27-1139744
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

77 Hookele Street Suite #102 Kahului, HI 96732

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (808) 893-2400

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 11, 2016, the Board of Directors of the FlikMedia, Inc. (‘the Company’) appointed Mr. Mark W. Lee, 58, to serve as our Chief Financial Officer on an interim basis. Mr. Lee is a CPA and has significant experience serving as interim CFO and Principal Accounting Officer for firms similarly situated to the Company. He has over 25 years of experience in various management and executive capacities in accounting, financial and compliance disciplines of public companies. Mr. Lee will also serve as the Company’s Principal Accounting Officer. He has been a private consultant advising government, public and private company clients on various matters since 2009. From 2002 through 2009 Mr. Lee served on the management committee of Sirius Solutions, LLP in Houston, Texas. He was the Partner in charge of finance and administration for that firm, which provided a wide range of consulting and regulatory compliance services to Fortune 500 and mid-cap companies. He was CFO and a member of the board of directors of Mitcham Industries (Nasdaq: MIND) during their IPO (1993-4) and has assisted many small-cap companies in securities offering and compliance matters. He began his accounting career as a senior auditor in the Houston office of Deloitte LLP and has served as a contract manager on audit, consulting and regulatory engagements for Deloitte Consulting, PricewaterhouseCoopers LLP and Deloitte & Touche. He has degrees in accounting and communication.

The Company retained Mr. Lee under the terms of a consulting agreement dated January 11, 2016, which provides for an initial term that expires December 31, 2017 subject to any party terminating the agreement upon 30 day’s notice, compensation of $2,500 per month and certain other customary terms. The foregoing summary of this consulting Agreement does not purport to be complete, and is qualified in its entirety by the consulting agreement between the Company and Mr. Lee which is attached hereto as Exhibit 10.1

Mr. Lee is not a related party to FlikMedia, Inc. or any of its officers or directors and has not previously been employed by the Company or any of its affiliates nor undertaken any other business relationships with the Company or its officers, directors or other related persons.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 15, 2016

FlikMedia, Inc.

By:	/s/ Nick Bicanic
Name:	Nick Bicanic
Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

Exhibit 10.1	Consulting Agreement, dated as of January 11, 2015, by and between FlikMedia, Inc. and Mark W. Lee.